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                                                                 Exhibit 23.5

                          Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated November 26, 2001 relating to the financial statements of ILM II Senior Living Inc. and ILM II Lease Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                             /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 19, 2002